Exhibit 99

Universal Electronics Reports Financial Results for the First Quarter 2024

SCOTTSDALE, AZ – May 2, 2024 – Universal Electronics Inc. (UEI) (NASDAQ: UEIC) reported financial results for the three months ended March 31, 2024.

“Focused on building for a better future and expanding our end market reach, we continue to shift sales and product development resources to our climate control and home automation channels,” said UEI Chairman and CEO Paul Arling. “We are very encouraged by numerous customer wins and are confident that there are many more to come. We now have won projects with six of the top ten HVAC equipment manufacturers worldwide. We have and will continue to optimize our manufacturing footprint and execute cost-savings initiatives while continuing to invest in the resources required to build momentum in the connected home markets. We performed as expected in the first quarter and gross margins increased significantly year-over-year. With all these actions, including our mounting project wins, we expect to grow the bottom-line and deliver full year profitability. We believe our best years are ahead of us, and our employees around the world remain hard at work to make this a reality.”
Financial Results for the Three Months Ended March 31: 2024 Compared to 2023
•GAAP net sales were $91.9 million, compared to $108.4 million; Adjusted Non-GAAP net sales were $91.9 million, compared to $108.4 million.
•GAAP gross margins were 28.3%, compared to 22.8%; Adjusted Non-GAAP gross margins were 29.6%, compared to 25.4%.
•GAAP operating loss was $6.9 million, compared to GAAP operating loss of $59.5 million, including a $49.1 million non-cash charge for goodwill impairment; Adjusted Non-GAAP operating loss was $2.2 million, compared to $3.6 million.
•GAAP net loss was $8.6 million, or $0.67 per share, compared to $61.4 million including the aforementioned non-cash charge, or $4.81 per share; Adjusted Non-GAAP net loss was $2.5 million, or $0.19 per share, compared to $3.5 million, or $0.28 per share.
•At March 31, 2024, cash and cash equivalents were $26.9 million. During the first quarter of 2024, the company repurchased approximately 95,000 shares in the open market for $0.8 million.
Financial Outlook
For the second quarter of 2024, the company expects GAAP net sales to range between $90.0 million and $100.0 million, compared to $107.4 million in the second quarter of 2023. GAAP loss per share for the second quarter of 2024 is expected to range from $0.53 to $0.43, compared to GAAP loss per share of $0.81 in the second quarter of 2023.
For the second quarter of 2024, the company expects Adjusted Non-GAAP net sales to range from $90.0 million and $100.0 million, compared to $107.4 million in the second quarter of 2023. Adjusted Non-GAAP loss per share is expected to range from a loss of $0.10 per share to $0.00 per share, compared to loss per share of $0.06 in the second quarter of 2023. The second quarter 2024 Adjusted Non-GAAP loss per share estimate excludes $0.43 per share related to, among other things, excess manufacturing overhead costs, stock-based compensation, amortization of acquired intangibles, litigation costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, May 2, 2024 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its first quarter 2024 earnings results, review recent activity and answer questions. To attend the call please register at https://edge.media-server.com/mmc/p/4usw9525 to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of excess manufacturing overhead costs, factory transition costs, stock-based compensation expense and depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding stock-based compensation expense, amortization of intangibles acquired, costs associated with certain litigation efforts, goodwill impairment and factory restructuring costs. Adjusted Non-GAAP net income (loss) is defined as net income (loss) excluding the aforementioned items, foreign currency gains and losses, and the related tax effects of all adjustments. Adjusted Non-GAAP earnings (loss) per diluted share is calculated using Adjusted Non-GAAP net income (loss). A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for home entertainment and smart home devices and designs, develops, manufactures, ships and supports hardware and software control and sensor technology solutions. UEI partners with many Fortune 500 customers, including Comcast, Vivint Smart Home, Samsung, LG, Sony and Daikin to serve video, telecommunications, security service providers, television, smart home and HVAC system manufacturers. For over 37 years, UEI has been pioneering breakthrough innovations such as voice control and QuickSet cloud, the world's leading platform for automated set-up and control of devices in the home. For more information, visit www.uei.com.
Contacts
Paul Arling, Chairman & CEO, UEI, 480-530-3000
Investors: Kirsten Chapman, LHA Investor Relations, uei@lhai.com, 415-433-3777

Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2023 and the periodic reports filed and furnished since then. Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver products and technologies that will be accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture sales in all markets we serve, including in the home automation, climate control, and connected home markets as anticipated by management; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks in the time frame and to the extent expected by management; our ability to maintain our market share in the traditional subscription broadcast market as expected by management; our ability to manage through the worldwide inflationary pressures and macroeconomic conditions, including continued lower consumer spending; the continued commitment of our customers to their product development and ordering strategies and patterns that translate into greater demand for our technologies and products as anticipated by management; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations, including our ability to execute on our stock repurchase programs; the Company’s continued ability to successfully enforce its patented technology against Roku; the continued fluctuation in our market capitalization; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the SEC; and the effects that changes in or enhanced use of laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of May 2, 2024, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$26,914	$42,751
Accounts receivable, net	99,481	112,596
Contract assets	5,664	4,240
Inventories	83,236	88,273
Prepaid expenses and other current assets	11,755	7,325
Income tax receivable	3,180	3,666
Total current assets	230,230	258,851
Property, plant and equipment, net	42,144	44,619
Intangible assets, net	25,132	25,349
Operating lease right-of-use assets	17,239	18,693
Deferred income taxes	6,727	6,787
Other assets	1,469	1,573
Total assets	$322,941	$355,872
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,756	$57,033
Line of credit	46,000	55,000
Accrued compensation	18,389	20,305
Accrued sales discounts, rebates and royalties	4,018	5,796
Accrued income taxes	774	1,833
Other accrued liabilities	19,729	21,181
Total current liabilities	138,666	161,148
Long-term liabilities:
Operating lease obligations	11,477	12,560
Deferred income taxes	1,984	1,992
Income tax payable	434	435
Other long-term liabilities	725	817
Total liabilities	153,286	176,952
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 25,508,370 and 25,346,383 shares issued on March 31, 2024 and December 31, 2023, respectively	255	253
Paid-in capital	339,141	336,938
Treasury stock, at cost, 12,599,981 and 12,459,845 shares on March 31, 2024 and December 31, 2023, respectively	(371,203)	(369,973)
Accumulated other comprehensive income (loss)	(22,349)	(20,758)
Retained earnings	223,811	232,460
Total stockholders’ equity	169,655	178,920
Total liabilities and stockholders’ equity	$322,941	$355,872

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales	$91,900	$108,377
Cost of sales	65,912	83,684
Gross profit	25,988	24,693
Research and development expenses	7,821	8,360
Factory restructuring charges	1,064	—
Selling, general and administrative expenses	24,011	26,782
Goodwill impairment	—	49,075
Operating income (loss)	(6,908)	(59,524)
Interest income (expense), net	(922)	(975)
Other income (expense), net	(80)	(214)
Income (loss) before provision for income taxes	(7,910)	(60,713)
Provision for income taxes	739	650
Net income (loss)	$(8,649)	$(61,363)

Earnings (loss) per share:
Basic	$(0.67)	$(4.81)
Diluted	$(0.67)	$(4.81)
Shares used in computing earnings (loss) per share:
Basic	12,902	12,749
Diluted	12,902	12,749

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(8,649)	$(61,363)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	4,668	5,692
Provision for credit losses	—	1
Deferred income taxes	(3)	701
Shares issued for employee benefit plan	301	352
Employee and director stock-based compensation	1,904	2,540
Impairment of goodwill	—	49,075
Impairment of long-lived assets	—	49
Changes in operating assets and liabilities:
Accounts receivable and contract assets	11,007	7,723
Inventories	4,132	18,056
Prepaid expenses and other assets	(3,051)	1,408
Accounts payable and accrued liabilities	(12,517)	(26,051)
Accrued income taxes	(567)	(208)
Net cash provided by (used for) operating activities	(2,775)	(2,025)
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(1,347)	(3,261)
Acquisitions of intangible assets	(1,019)	(1,570)
Net cash provided by (used for) investing activities	(2,366)	(4,831)
Cash flows from financing activities:
Borrowings under line of credit	24,000	14,000
Repayments on line of credit	(33,000)	(17,000)
Treasury stock purchased	(1,230)	(812)
Net cash provided by (used for) financing activities	(10,230)	(3,812)
Effect of foreign currency exchange rates on cash and cash equivalents	(466)	834
Net increase (decrease) in cash and cash equivalents	(15,837)	(9,834)
Cash and cash equivalents at beginning of period	42,751	66,740
Cash and cash equivalents at end of period	$26,914	$56,906

Supplemental cash flow information:
Income taxes paid	$777	$2,065
Interest paid	$1,368	$1,413

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net sales:
Net sales - GAAP	$91,900	$108,377
Adjusted Non-GAAP net sales	$91,900	$108,377

Cost of sales:
Cost of sales - GAAP	$65,912	$83,684
Excess manufacturing overhead and factory transition costs (1)	(1,150)	(2,785)
Stock-based compensation expense	(27)	(36)
Adjustments to acquired tangible assets (2)	(60)	(60)
Adjusted Non-GAAP cost of sales	64,675	80,803
Adjusted Non-GAAP gross profit	$27,225	$27,574

Gross margin:
Gross margin - GAAP	28.3%	22.8%
Excess manufacturing overhead and factory transition costs (1)	1.2%	2.6%
Stock-based compensation expense	0.0%	0.0%
Adjustments to acquired tangible assets (2)	0.1%	0.0%
Adjusted Non-GAAP gross margin	29.6%	25.4%

Operating expenses:
Operating expenses - GAAP	$32,896	$84,217
Stock-based compensation expense	(1,877)	(2,504)
Amortization of acquired intangible assets	(248)	(286)
Litigation costs (3)	(286)	(1,158)
Goodwill impairment (4)	—	(49,075)
Factory restructuring charges (5)	(1,063)	—
Adjusted Non-GAAP operating expenses	$29,422	$31,194

Operating income (loss):
Operating income (loss) - GAAP	$(6,908)	$(59,524)
Excess manufacturing overhead and factory transition costs (1)	1,150	2,785
Stock-based compensation expense	1,904	2,540
Adjustments to acquired tangible assets (2)	60	60
Amortization of acquired intangible assets	248	286
Litigation costs (3)	286	1,158
Goodwill impairment (4)	—	49,075
Factory restructuring costs (5)	1,063	—
Adjusted Non-GAAP operating income (loss)	$(2,197)	$(3,620)

Adjusted pro forma operating income (loss) as a percentage of net sales	(2.4)%	(3.3)%

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (loss):
Net income (loss) - GAAP	$(8,649)	$(61,363)
Excess manufacturing overhead and factory transition costs (1)	1,150	2,785
Stock-based compensation expense	1,904	2,540
Adjustments to acquired tangible assets (2)	60	60
Amortization of acquired intangible assets	248	286
Litigation costs (3)	286	1,158
Goodwill impairment (4)	—	49,075
Factory restructuring costs (5)	1,063	—
Foreign currency (gain)/loss	104	432
Income tax provision on adjustments	1,377	1,520
Adjusted Non-GAAP net income (loss)	$(2,457)	$(3,507)

Diluted shares used in computing earnings (loss) per share:
GAAP	12,902	12,749
Adjusted Non-GAAP	12,902	12,749

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.67)	$(4.81)
Total adjustments	$0.48	$4.54
Adjusted Non-GAAP diluted earnings (loss) per share	$(0.19)	$(0.28)

(1)The three months ended March 31, 2024 and 2023 include unabsorbed manufacturing overhead costs resulting from the expansion of our manufacturing facility in Mexico where products destined for the U.S. market are manufactured, exacerbated by a subsequent decline in production volume. These products destined for the U.S. market were previously manufactured in China. In addition, the three months ended March 31, 2023 include normal start-up costs such as idle labor and training associated with our Vietnam factory prior to its commencement of operations in the latter part of June 2023.
(2)Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.
(3)Consists of expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including three Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews and appeals before the US Patent and Trademark Board as well as other non-recurring legal matters.
(4)During the three months ended March 31, 2023, we recorded a goodwill impairment charge of $49.1 million as a result of our market capitalization being significantly less than the carrying value of our equity.
(5)The three months ended March 31, 2024 include severance and other exit costs associated with the closure of our southwestern China factory and the downsizing of our Mexico factory.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL OUTLOOK AND FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2024		2023
	Low Range	High Range	Actual
Net sales:
Net sales - GAAP	$90,000	$100,000	$107,391
Total adjustments (1)	—	—	—
Adjusted Non-GAAP net sales	$90,000	$100,000	$107,391

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.53)	$(0.43)	$(0.81)
Total adjustments (2)	$0.43	$0.43	$0.75
Adjusted Non-GAAP diluted earnings (loss) per share	$(0.10)	$0.00	$(0.06)
(1)The three months ended June 30, 2024 and 2023 do not include any Non-GAAP adjustments to net sales.
(2)The three months ended June 30, 2024 and 2023 includes adjustments for excess manufacturing overhead costs, factory transition costs, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions, amortization of acquired intangibles, costs associated with certain litigation efforts, foreign currency gains and losses and the related tax impact of these adjustments.